                                   EXHIBIT 11
                ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                             YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------
                                                                       1995            1994            1993
                                                                  --------------  --------------  --------------
A)  Net income..................................................  $    6,600,000  $   37,900,000  $   53,200,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Number of shares used in calculating primary
     earnings per share:
      Weighted average outstanding shares during
       the period...............................................      18,273,000      18,906,000      18,998,000
      Additional common shares issuable under
       employee stock options using the treasury
       stock method (Note 1):...................................          91,000         184,000         299,000
                                                                  --------------  --------------  --------------
B)  Average outstanding shares..................................      18,364,000      19,090,000      19,297,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Primary earnings per share
     (A)/(B)....................................................  $         0.36  $         1.99  $         2.76
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Number of shares used in calculating fully diluted
     earnings per share:
      Weighted average outstanding shares during
       the period...............................................      18,273,000      18,906,000      18,998,000
      Additional common shares issuable under
       employee stock options using the treasury stock method
       (Note 2):................................................         106,000         191,000         326,000
                                                                  --------------  --------------  --------------
C)  Average outstanding shares..................................      18,379,000      19,097,000      19,324,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Fully diluted earnings per share
     (A)/(C)....................................................  $         0.36  $         1.98  $         2.75
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
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(1) Based of the average quarterly market price of each period.

(2) Based on the higher of the average market price at the end of each period.